POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Walthausen Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JEFFREY R. PROVENCE; JOHN B. WALTHAUSEN and JOANN M. STRASSER his attorney for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, and any subsequent Amendment or Amendments to such Registration Statement (File Nos. 333-147324 and 811-22143), hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this   9th   day of June, 2009.

/s/ Hany A. Shawky

Hany A. Shawky

Trustee

STATE OF NEW YORK

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ss:

COUNTY OF SARATOGA

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Before me, a Notary Public, in and for said county and state, personally appeared Hany A. Shawky, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this   9th   day of June, 2009.

/s/ Anita B. Reagan

Notary Public

My commission expires:      2/8/10

659352

ANITA B. REAGAN

    Notary Public, State of New York

                     Qualified in Saratoga County

  Reg. No. 4919869

                                                                                                                               Commission Expires February 8, 2010